EXHIBIT 23a

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-115100 on Form S-3 of our report dated February 27, 2007 which expresses an unqualified opinion and includes an explanatory paragraph for the adoption of Statement of Financial Accounting Standards No. 158, EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS, appearing in this Annual Report on Form 10-K of Public Service Electric and Gas Company for the year ended December 31, 2006.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey
February 27, 2007